Exhibit 10.1
Form of Voting Agreement

This VOTING AGREEMENT (this “Agreement”) is entered into as of [●], 2026, by and between the undersigned holder (“Shareholder”) of Common Stock (defined below) and Independent Bank Corporation, a Michigan corporation (“Purchaser”).
Background
A.As of the date of this Agreement, Shareholder “beneficially owns” (as such term, along with “owns beneficially”, “beneficial ownership,” and other like terms, is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of shares of common stock (the “Common Stock”) of HCB Financial Corporation, a Michigan corporation (“Company”), indicated on the attached Schedule A under the heading “Total Number of Shares” (the “Original Shares” and together with any additional shares of Common Stock pursuant to Section 5, the “Shares”).
B.The respective boards of directors of Company and Purchaser have approved the entry into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which, among other things, Company will merge with and into Purchaser (the “Merger”).
C.As a condition to the willingness of Purchaser to enter into the Merger Agreement, Purchaser has required Shareholder to execute and deliver this Agreement.
Therefore, for good and valuable consideration, the receipt and sufficiency of which is acknowledged by both parties, the parties agree as follow:
Agreement
1.Definitions. Capitalized terms used in this Agreement without being defined shall have the meanings assigned to them in the Merger Agreement.
2.Representations and Warranties of Shareholder. Shareholder represents and warrants to and agrees with Purchaser as follows:
(a)Shareholder is the beneficial owner or record owner of the Shares, in the manner reflected on the attached Schedule A, free and clear of any and all pledges, Liens, security interests, mortgage, claims, charges, restrictions, options, title defects, or encumbrances, except as otherwise disclosed on the attached Schedule A. Shareholder does not own, of record or beneficially, any shares of capital stock of Company other than the Original Shares.
(b)Shareholder has full power and authority to (i) make, enter into, and carry out the terms of this Agreement; and (ii) vote all of the Shares in the manner set forth in this Agreement without the consent or approval of, or any other action on the part of, any other person or entity (including any governmental body), except as otherwise disclosed on the attached Schedule A.
(c)This Agreement has been duly and validly executed and delivered by Shareholder and constitutes a valid and binding agreement of Shareholder enforceable against Shareholder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other applicable Law affecting creditors’ rights generally and subject to general principles of equity. The execution and delivery of this Agreement and the performance by Shareholder of the agreements and obligations set forth in this Agreement will not result in any breach or violation of or be in conflict with or constitute a default under any term of any contract to or by which Shareholder is a party or bound, or any statute, court or administrative order, rule or regulation to which Shareholder is subject or bound, or in the event that Shareholder is a corporation, limited liability company, partnership, trust or other entity, any charter, bylaw or other organizational document of Shareholder.
(d)No consent, approval, or authorization of, or designation, declaration or filing with, any government authority or other Person on the part of the Shareholder is required in connection with the valid execution and delivery of this Agreement, except as otherwise disclosed on the attached Schedule A. If the Shareholder is an individual, no consent of such Shareholder’s spouse is necessary under any “community property” or other laws in order for Shareholder to enter into and perform his or her obligations under this Agreement.
(e)Shareholder is a director of Company.
3.Agreement to Vote Shares. Shareholder agrees that, while this Agreement is in effect, at every meeting of shareholders of Company, however called, or at any adjournment or postponement thereof, or in any other circumstances in which Shareholder is entitled to vote, consent, or give any other approval, except as otherwise agreed to in writing in advance by Purchaser, Shareholder shall:
(a)appear at each such meeting or otherwise cause the Shares to be counted as present at such meeting for purposes of calculating a quorum; and
(b)vote (or cause to be voted), in person or by proxy, all the Shares (i) in favor of adoption and approval of the Merger Agreement and the transactions set forth in the Merger Agreement (including, without limitation, any amendments or modifications of the terms of the Merger Agreement adopted in accordance with the terms of the Merger Agreement); (ii) against any action or agreement that could reasonably be expected to result in a breach of any covenant, representation, or warranty or any other obligation or agreement of Company contained in the Merger Agreement or of Shareholder contained in this Agreement; and (iii) against any Acquisition Proposal or any other action, agreement, or transaction that is intended, or could reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage, materially and adversely affect, or inhibit the timely consummation of the Merger or other transactions contemplated by the Merger Agreement or this Agreement.
Shareholder further agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of Company, to approve or adopt the Merger Agreement unless this Agreement shall have been terminated in accordance with its terms.
4.No Transfers; Voting Restrictions. While this Agreement is in effect, Shareholder agrees not to, directly or indirectly, sell, assign, transfer, tender, exchange, pledge, hypothecate, or otherwise dispose of, or enter into any contract option, commitment, or other arrangement or understanding with respect to the sale, assignment, transfer, tender, exchange, pledge, hypothecation, or other disposition of, or grant or create a Lien, security interest, or encumbrance in or upon, or gift, grant, or place in trust of, any of the Shares; provided, however, that (i) transfers by will or operation of law shall be permitted, in which case this Agreement shall bind the transferee, (ii) transfers for estate or tax planning purposes shall be permitted, subject in each case to the transferee agreeing in writing to be bound by the terms of this Agreement, and (iii) sales, assignments, transfers or other dispositions shall be permitted if and as agreed by Purchaser in writing. Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, Shareholder shall not enter into any voting agreement with any person or entity with respect to any of the Shares, grant any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any of the Shares in a voting trust, or otherwise enter into any agreement or arrangement with any person or entity limiting or affecting Shareholder’s legal power, authority, or right to vote the Shares in favor of the approval of the Merger Agreement and the transactions contemplated by the Merger Agreement. Any transfer or other disposition in violation of the terms of this Section 4 shall be null and void.
5.Additional Shares. Shareholder agrees that all Common Stock that Shareholder purchases, acquires the right to vote, or otherwise acquires the beneficial ownership of during the period from and including the date of this Agreement through and including the date on which this Agreement is terminated in accordance with its terms, shall be subject to the terms of this Agreement and shall constitute “Shares” for all purposes of this Agreement.
6.Termination. This Agreement shall terminate and be of no further force or effect as of the earlier of (a) termination of the Merger Agreement in accordance with its terms or (b) the Effective Time; provided, however, that (i) Section 7 below shall survive the termination of this Agreement, and (ii) the termination of this Agreement shall not relieve Shareholder from any liability for any inaccuracy in or breach of any representation, warranty, or covenant contained in this Agreement.
7.Miscellaneous.
(a)No amendment of this Agreement shall be effective against either party unless it shall be in writing and signed by both parties to this Agreement.

(b)No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, or any failure or delay on the part of any party in the exercise of any right hereunder, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, or covenants contained in this Agreement. The waiver by any party of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder. Any waiver by a party of any provision of this Agreement shall be valid only if set forth in a written instrument signed on behalf of such party.
(c)This Agreement constitutes the entire agreement between the parties to this Agreement and supersedes all other prior agreements, arrangements, and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.
(d)This Agreement shall be governed by, and construed in accordance with, the laws of the State of Michigan, regardless of any laws or legal principles that might otherwise govern under applicable principles of conflicts of law thereof.
(e)Each of the parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party or its successors or assigns shall be brought and determined exclusively in the state or federal courts located in the State of Michigan. Each of the parties irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 7(e), (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
(f)EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE

PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
(g)In any action at law or suit in equity with respect to this Agreement or the rights of any of the parties, the prevailing party in such action or suit shall be entitled to receive its reasonable attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.
(h)This Agreement and all of its provisions shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, including Shareholder’s estate and heirs upon the death of Shareholder; provided that except as otherwise specifically provided in this Agreement, neither this Agreement nor any of the rights, interests, or obligations of either party may be assigned or delegated by such party without the prior written consent of the other party. Any purported assignment in violation of the foregoing shall be void and of no effect.
(i)Nothing in this Agreement, express or implied, is intended to or shall confer upon any person (other than the parties) any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.
(j)Shareholder agrees to cooperate fully with Purchaser and to execute and deliver such further documents, certificates, agreements, and instruments and to take such other actions as may be reasonably requested by Purchaser to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purpose of this Agreement. Shareholder agrees to notify Purchaser promptly of any additional Shares of capital stock of Company of which Shareholder becomes the record or beneficial owner after the date of this Agreement.
(k)If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
(l)Time is of the essence with regard to all dates and time periods set forth or referred to in this Agreement.
(m)The parties acknowledge that Purchaser shall be irreparably harmed by, and that there shall be no adequate remedy at law for, a violation of any of the covenants or agreements of Shareholder set forth in this Agreement. Therefore, Shareholder agrees that, in addition to any other remedies that may be available to Purchaser upon any such violation, Purchaser shall have the right to seek to enforce such covenants and agreements by specific performance, injunctive relief, or by any other means available to Purchaser at law or in equity without posting any bond or other undertaking. Shareholder agrees that Shareholder will not oppose the granting of any injunction, specific performance, or other equitable relief on the basis that Purchaser has an adequate remedy of law or an injunction, award of specific performance, or other equitable relief is not an appropriate remedy for any reason at law in equity.
(n)All notices, consents, requests, claims, and demands under this Agreement shall be in writing and shall be deemed given if (i) delivered to the appropriate address by hand or overnight courier (providing proof of delivery), or (ii) sent by email with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (i), in each case to the parties at the following address or email address (or at such other address or email address for a party as shall be specified by like notice):
If to Purchaser:    In accordance with Section 9.8 of the Merger Agreement
If to Shareholder:    To the address or email address set forth on
        the signature page to this Agreement

(o)This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties. Signatures transmitted and received via email in portable document format (.pdf) or other electronic means shall be treated for all purposes of this Agreement as original signatures and shall be deemed valid, binding and enforceable by and against the parties.
(p)This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation thereof. Shareholder acknowledges that he, she or it has had an opportunity to be advised by counsel of his, her or its choosing with regard to this Agreement and the transactions and consequences contemplated by this Agreement. Shareholder further acknowledges that he, she or it has received a copy of the Merger Agreement and is familiar with its terms.
(q)Nothing contained in this Agreement shall be deemed to vest in Purchaser any direct or indirect ownership or incidence of ownership of or with respect to any of the Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain and belong to Shareholder and Purchaser shall have no power or authority to direct Shareholder in the voting of any of the Shares or the performance by Shareholder of its duties or responsibilities as a shareholder of Company, except as otherwise provided in this Agreement. For the avoidance of doubt, this is a voting agreement only, and is not to be interpreted as a written consent to the transactions contemplated by the Merger Agreement or as granting Purchaser a proxy to vote the Shares subject to this Agreement.
(r)Subject to any specific provisions of this Agreement, it is the intent of the parties to this Agreement that Purchaser by reason of this Agreement shall not be deemed

(until consummation of the transactions contemplated by the Merger Agreement) to control, directly or indirectly, Company or its Subsidiaries and shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of Company or its Subsidiaries.
(s)The parties to this Agreement acknowledge that Shareholder is entering into this Agreement solely in his, her or its capacity as a shareholder of Company and, notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to require Shareholder, in his or her or capacity as a director and/or officer of Company and/or its Subsidiaries, if applicable, to act or fail to act in accordance with his or her fiduciary duties in such director and/or officer capacity and no such act or failure to act shall be deemed a breach of this Agreement. Furthermore, Shareholder makes no agreement or understanding in this Agreement in his or her capacity as a director and/or officer of Company and/or its Subsidiaries, if applicable. For the avoidance of doubt, nothing in this Section 7(s) shall in any way limit, modify or abrogate any of the obligations of Shareholder under this Agreement to vote the Shares owned by him, her or it in accordance with the terms of the Agreement and not to transfer any Shares except as permitted by this Agreement.

[Signatures appear on the following page.]

INTENDING TO BE LEGALLY BOUND, the parties have executed this Voting Agreement as of the date set forth in the opening paragraph.

PURCHASER:                    SHAREHOLDER:

Independent Bank Corporation            [●]
By:    William B. Kessel
Its:    President and Chief Executive Officer

                            Notice Information:

                            [●]
[●]
                            Phone: [●]
                            Email: [●]

Schedule A

Total Number of Shares:

Registered Shareholder / Brokerage Account (if applicable)	No. of Shares

Total:

Section 2(a)    Encumbrances

Section 2(b)    Power and Authority

Section 2(d)     Consents